Exhibit 99.1

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

HIGHLAND HOSPITALITY CORPORATION REPORTS RESULTS FOR THE

FOURTH QUARTER AND FULL YEAR 2004 AND ISSUES 2005 GUIDANCE

McLean, VA, February 10, 2005 – Highland Hospitality Corporation (NYSE: HIH), a lodging real estate investment trust, or REIT, today reported its consolidated financial results for the quarter and year ended December 31, 2004.

Consolidated Financial Results

For the quarter ended December 31, 2004, the Company reported consolidated total revenue of $53.0 million and consolidated net income of $.9 million, or $.02 per diluted share. Funds from operations, or FFO, which is defined as consolidated net income plus depreciation and amortization, were $5.6 million, or $.14 per diluted share, for the quarter. Earnings before interest, income taxes and depreciation and amortization, or EBITDA, were $10.1 million, or $.26 per diluted share, for the quarter.

For the year ended December 31, 2004, the Company reported consolidated total revenue of $133.0 million and consolidated net income of $4.3 million, or $.10 per diluted share. FFO was $15.8 million, or $.40 per diluted share, for the full year. EBITDA was $22.0 million, or $.56 per diluted share, for the full year.

“This quarter was one of transition for us, as we absorbed the nine hotels we acquired in the third quarter,” said James L. Francis, Highland’s President and Chief Executive Officer. “Although we are pleased with the overall performance of our hotels during the fourth quarter, as we look forward in 2005, we expect to see improvements in performance driven by our renovation, repositioning and asset management efforts, combined with the continued strength of the lodging industry.”

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

Both FFO and EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Management believes that FFO and EBITDA are key measures of a REIT’s financial performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company’s operating performance. A reconciliation of these non-GAAP financial measures is included in the accompanying financial tables.

Hotel Operating Performance

For the quarter ended December 31, 2004, the Company’s 17 hotels contributed $53.0 million of total revenue and $12.9 million of hotel operating profit. Included in the following table are the key hotel operating statistics for the Company’s 17 hotel properties for the fourth quarter 2004 and 2003. Since 12 of the 17 hotels were acquired in 2004 and five were acquired in December 2003, the hotel operating statistics for the fourth quarter 2003 reflect the results of operations of the hotels under previous ownership for either a portion of, or the entire, fourth quarter 2003.

	Quarter Ended December 31, 2004			Quarter Ended December 31, 2003
	Occ %	ADR	RevPAR	Occ %	ADR	RevPAR
Total Portfolio (17 hotels)	63.5%	$111.96	$71.12	64.4%	$107.51	$69.23
Rebranded/Renovated (7 hotels)*	59.7%	$118.04	$70.50	63.6%	$112.44	$71.56
Other (10 hotels)	68.0%	$105.62	$71.87	65.3%	$101.79	$66.44

*	Rebranded/Renovated includes hotels that are currently going through significant renovation and/or in the process of changing their franchise affiliation.

For the quarter ended December 31, 2004, revenue per available room, or RevPAR, for the Company’s total portfolio of 17 hotels increased by 2.7% to $71.12, versus the same period in 2003. Occupancy decreased by 0.9 percentage points to 63.5%, while average daily rate, or ADR, increased by 4.1% to $111.96. For the Company’s hotels that are being renovated and/or rebranded, RevPAR decreased 1.5% to $70.50, versus the same period in 2003. Occupancy decreased by 3.9 percentage points to 59.7%, while ADR increased by 5.0%. For the Company’s

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

other hotels, RevPAR increased 8.2% to $71.87, versus the same period in 2003. Occupancy increased by 2.7 percentage points to 68.0%, while ADR increased by 3.8%.

Balance Sheet/Liquidity

During the fourth quarter, the Company completed the following financing transactions:

•	$17.6 million mortgage financing with Nationwide Life Insurance Company. The loan matures in December 2014 and bears interest at a fixed, annual rate of 5.7% and is secured by the Hilton Tampa Westshore hotel. The financing was completed to refinance the hotel’s existing mortgage which bore interest at 7.9% and matured in July 2005;

•	$100 million term loan facility with a lender group led by Wells Fargo Bank, N.A. The loan matures in December 2007 with the ability to extend for one year and bears interest at a floating rate of LIBOR, plus 250 basis points. Subject to certain conditions, the facility allows for an increase of the total commitment to $150 million. As of December 31, 2004, the Company had drawn down $50 million of the $100 million available under the facility; and

•	On December 16, 2004, the Company filed a universal shelf registration statement with the Securities and Exchange Commission to register equity securities with a maximum aggregate offering price of up to $500 million. The universal shelf registration statement was declared effective by the Securities and Exchange Commission on December 30, 2004.

As of December 31, 2004, the Company had $75.5 million of cash and cash equivalents. Total assets were $724.6 million, including $578.7 million of net investment in hotel properties, long-term debt was $342.9 million, and stockholders’ equity was $347.5 million.

During the fourth quarter, the Company generated $7.2 million of cash flow from its operations, used $5.8 million in investing activities, and generated $43.4 million in financing activities.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

Douglas W. Vicari, Highland’s Executive Vice President and Chief Financial Officer, stated, “We are pleased with the terms and pricing of our recent financing transactions. Our lenders and shareholders continue to show strong support and confidence in our Company due to our high quality assets and our conservatively managed balance sheet. We believe that we are well positioned to take advantage of opportunities in the investment market for hotels and resorts given the capital structure that we have put in place.”

Acquisition Activity/Investment Outlook

During the full year 2004, the Company acquired 12 hotels consisting of 3,623 rooms for an aggregate purchase price of $441.6 million, including the assumption of mortgage debt and transaction costs. Below is a list of the properties acquired:

Property	# of Rooms	Location	Acquired	Consideration (in millions)
Hilton Tampa Westshore	238	Tampa, FL	1/8/2004	$30.2
Hilton Garden Inn BWI Airport	158	Linthicum, MD	1/12/2004	$22.7
Dallas/Fort Worth Airport Marriott	491	Dallas/Fort Worth, TX	5/10/2004	$59.6
Residence Inn Tampa Downtown	109	Tampa, FL	8/2/2004	$13.5
Courtyard Savannah Historic District	156	Savannah, GA	8/2/2004	$25.0
Hyatt Regency Wind Watch Long Island	360	Hauppauge, NY	8/19/2004	$50.1
Courtyard Boston Tremont	322	Boston, MA	8/19/2004	$38.8
Crowne Plaza Atlanta-Ravinia	495	Atlanta, GA	8/19/2004	$61.8
Hilton Parsippany	510	Parsippany, NJ	8/19/2004	$78.2
Radisson Mount Laurel	283	Mount Laurel, NJ	9/1/2004	$14.5
Omaha Marriott	299	Omaha, NE	9/15/2004	$29.1
Courtyard Denver Airport	202	Denver, CO	9/17/2004	$18.1

	3,623			$441.6

On February 4, 2005, the Company closed on its previously announced acquisition of the Sheraton Annapolis hotel in Annapolis, MD for $18.0 million. The 196-room hotel will be managed by Crestline Hotels & Resorts and will remain a Sheraton-branded hotel. With the acquisition of the Sheraton Annapolis hotel, the Company has now closed on 18 hotels since its initial public offering in December 2003. Including in excess of $50 million in planned renovations, the Company has committed approximately $670 million of capital in hotel investments. The Company continues to actively pursue investment opportunities that fit with its strategic objectives.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

James L. Francis stated, “Our current hotel portfolio is an excellent representation of our investment strategy. We continue to focus on hotels that will provide us with upside through new management expertise, upgrading and renovating, franchise repositioning and intense asset management. We see a strong and competitive acquisition market with many opportunities available to us, but we will continue to carefully allocate our capital to investments that will maximize our returns and increase shareholders’ value over the long-term.”

Dividend Update and Outlook

During the fourth quarter, the Company declared a dividend of $.14 per share payable to its common shareholders of record as of December 31, 2004. The dividend was paid on January 14, 2005. During the full year 2004, the Company declared common dividends of $.36 per common share. The level of future dividends will continue to be determined by the Company’s quarterly operating results, general economic conditions, capital requirements and other operating trends.

2005 Outlook

The Company estimates that comparable hotel RevPAR for the full year 2005 will increase between 4% to 5% for its 17-hotel portfolio. Assuming the estimated RevPAR increase, the timely completion of planned renovations, and the investment of the Company’s remaining $70 million of capital during the second quarter 2005, the Company estimates that for the full year 2005:

•	Total revenues will range between $253 - $257 million;

•	Corporate EBITDA will range between $58 - $60 million;

•	FFO per diluted share will range between $.83 - $.87; and

•	Earnings per diluted share will range between $.21 - $.25.

In addition, the Company estimates that for the first quarter 2005:

•	Total revenues will range between $52 - $53.5 million;

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

•	Corporate EBITDA will range between $8.8 - $10 million;

•	FFO per diluted share will range between $.11 - $.13; and

•	Earnings (loss) per diluted share will range between $(.02) - $.00.

“We continue to be encouraged by the performance of our industry as we enter 2005,” advised Mr. Francis. “With key business travel and overall demand indicators pointing positive, we expect our portfolio will benefit from these strong fundamentals as we renovate and reposition a significant number of our hotels. While we anticipate that our performance will be impacted in the first half of the year by our renovation and repositioning efforts, we will begin to see the benefits of these efforts in the later part of the year. We believe that we are in the early-to-mid stages of a lodging industry recovery and our efforts in 2004 and 2005 will position us to benefit as industry fundamentals continue to improve.”

Investor Conference Call and Simulcast

Highland Hospitality Corporation will conduct a conference call at 9:00 AM EST on Thursday, February 10, 2005, to discuss its fourth quarter and full year 2004 financial results. The number to call for this interactive teleconference is 1 (800) 895-0231 (within the United States) and 1 (785) 424-1054 (for international calls). The conference I.D. is Highland. A playback will be available through February 16, 2005. To listen to a replay of the call, please call 1 (800) 839-0861 (within the United States) or 1 (402) 220-0661 (for international calls).

The Company will also provide an online simulcast and rebroadcast of the fourth quarter and full year 2004 earnings conference call. The live broadcast of Highland’s quarterly conference call will be available at the Company’s website at www.highlandhospitality.com. The online replay will follow shortly after the call and will continue through May 11, 2005.

Highland Hospitality Corporation is a self-advised lodging real estate investment trust, or REIT, focused on hotel investment primarily in the United States. The Company currently owns 18 hotel properties in ten states with an aggregate of 5,143 rooms. Additional information can be found on the Company’s website at www.highlandhospitality.com.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, are intended to identify forward-looking statements, which include statements concerning our outlook for the hotel industry, acquisition plans, and our dividend policy. Such statements are based on current expectations, estimates, and projections about the industry and markets in which the Company operates, as well as management’s beliefs and assumptions and information currently available to us. Forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties which may cause the Company’s actual financial condition, results of operation and performance to be materially different from the results of expectations expressed or implied by such statements. General economic conditions, including the timing and magnitude of the recovery in the hospitality industry, future acts of terrorism or war, risks associated with the hotel and hospitality business, the availability of capital, and other factors, may affect the Company’s future results, performance and achievements. These risks and uncertainties are described in greater detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

HIGHLAND HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,
	2004	2003
ASSETS
Investment in hotel properties, net	$578,715	$147,562
Asset held for sale	3,000	—
Deposits on hotel property acquisitions	8,714	—
Cash and cash equivalents	75,481	225,630
Restricted cash	38,710	—
Accounts receivable, net	7,010	2,917
Prepaid expenses and other assets	8,279	3,379
Deferred financing costs, net	4,732	—

Total assets	$724,641	$379,488

LIABILITIES AND STOCKHOLDERS’ EQUITY
Long-term debt	$342,854	$—
Accounts payable and accrued expenses	17,140	6,936
Payable to affiliates	—	8,832
Dividends/distributions payable	5,726	—
Other liabilities	3,122	—

Total liabilities	368,842	15,768

Minority interest in operating partnership	8,321	8,457
Commitments and contingencies

Preferred stock, $.01 par value; 100,000,000 shares authorized; no shares issued at December 31, 2004 and 2003	—	—
Common stock, $.01 par value; 500,000,000 shares authorized; 40,002,011 shares and 39,882,500 shares issued at December 31, 2004 and 2003, respectively	400	399
Additional paid-in capital	366,856	365,454
Treasury stock, at cost; 71,242 shares at December 31, 2004	(801)	—
Unearned compensation	(6,182)	(7,917)
Cumulative dividends in excess of net income	(12,795)	(2,673)

Total stockholders’ equity	347,478	355,263

Total liabilities and stockholders’ equity	$724,641	$379,488

HIGHLAND HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended December 31, 2004	Year Ended December 31, 2004
REVENUE
Rooms	$32,124	$85,389
Food and beverage	18,711	42,193
Other	2,174	5,429

Total revenue	53,009	133,011

EXPENSES
Hotel operating expenses:
Rooms	8,044	20,013
Food and beverage	12,368	30,402
Other direct	1,147	3,134
Indirect	18,587	47,857

Total hotel operating expenses	40,146	101,406
Depreciation and amortization	4,646	11,564
Corporate general and administrative:
Stock-based compensation	774	3,122
Other	1,957	6,414

Total operating expenses	47,523	122,506

Operating income	5,486	10,505
Interest income	279	1,206
Interest expense	4,915	8,413

Income before minority interest in operating partnership and income taxes	850	3,298

Minority interest in operating partnership	(22)	(102)
Income tax benefit	111	1,070

Net income	$939	$4,266

Earnings per share:
Numerator:
Net income	$939	$4,266
Less: dividends on unvested restricted common stock	(90)	(288)

Net income after dividends on unvested restricted common stock	$849	$3,978
Denominator:
Weighted average number of common shares outstanding - basic	39,117,610	39,093,691
Weighted average number of common shares outstanding - diluted	39,528,402	39,401,196
Earnings per share:
Basic	$0.02	$0.10
Diluted	$0.02	$0.10

HIGHLAND HOSPITALITY CORPORATION

RECONCILIATION OF NET INCOME TO FFO AND EBITDA

(in thousands, except per share data)

2004 ACTUAL RESULTS

The following table reconciles net income to FFO for the three months and year ended December 31, 2004:

	Three Months Ended December 31, 2004	Year Ended December 31, 2004
Net income	$939	$4,266
Add: Depreciation and amortization	4,646	11,564

FFO	$5,585	$15,830

FFO per share:
Basic	$0.14	$0.40
Diluted	$0.14	$0.40

The following table reconciles net income to EBITDA for the three months and year ended December 31, 2004:

	Three Months Ended December 31, 2004	Year Ended December 31, 2004
Net income	$939	$4,266
Add: Depreciation and amortization	4,646	11,564
Interest expense	4,915	8,413
Less: Interest income	(279)	(1,206)
Income tax benefit	(111)	(1,070)

EBITDA	$10,110	$21,967

EBITDA per share:
Basic	$0.26	$0.56
Diluted	$0.26	$0.56

HIGHLAND HOSPITALITY CORPORATION

RECONCILIATION OF NET INCOME TO FFO AND EBITDA

(in thousands, except per share data)

2005 GUIDANCE

The following table reconciles net income to FFO for the first quarter 2005 and full year 2005:

	First Quarter 2005		Full Year 2005
	Low	High	Low	High
Net income (loss)	$(964)	$(79)	$8,300	$9,802
Add: Depreciation and amortization	5,160	5,160	24,584	24,584

FFO	$4,196	$5,081	$32,884	$34,386

FFO per diluted share (1)	$0.11	$0.13	$0.83	$0.87

The following table reconciles net income to EBITDA for the first quarter 2005 and full year 2005:

	First Quarter 2005		Full Year 2005
	Low	High	Low	High
Net income (loss)	$(964)	$(79)	$8,300	$9,802
Add: Depreciation and amortization	5,160	5,160	24,584	24,584
Interest expense	5,710	5,710	24,794	24,794
Less: Interest income	(257)	(257)	(630)	(630)
Income tax expense (benefit)	(805)	(495)	968	1,494

EBITDA	$8,844	$10,039	$58,016	$60,044

(1)	the weighted average number of common shares outstanding used to determine FFO per diluted share was approximately 39,525,000.